EXHIBIT 10.2

GUARANTY OF LEASE

Reference is made to a certain Lease Agreement (the “Lease”) of even date herewith for the lease of approximately 79,150 square feet of space at 1655 Lyell Avenue, Rochester, New York, 14606 (the “Building”) between Maguire Family Properties, Inc. (“Landlord”) and Ambrell Corporation, 39 Main Street, Scottsville, New York 14546 (“Tenant”).

FOR VALUE RECEIVED and in consideration for, and as inducement to, Landlord entering into the Lease, the undersigned, InTEST Corporation, 804 East Gate Drive, Suite 200, Mount Laurel, New Jersey 08054 (“Guarantor”), hereby unconditionally and irrevocably guarantees to Landlord, its successors and assigns, the full and prompt payment and performance of all liabilities, obligations, covenants, agreements and responsibilities of Tenant under the Lease. Guarantor expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall not be terminated or in any way affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease, or by reason of the waiver by Landlord or the failure of Landlord to enforce any of the terms, covenants or conditions of the Lease, or the granting of any indulgence or extension to Tenant, all of which may be given or done without notice to Guarantor. Guarantor hereby waives notice of nonpayment of rent, additional rent or any other amounts to be paid by Tenant under the Lease, and waives notice of default or nonperformance of any of Tenant’s other liabilities, obligations, covenants, conditions and agreements contained in the Lease.

Guarantor further agrees that its liability under this Guaranty shall be primary, and that in any right of action that shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor without having commenced any action, or having obtained any judgment, against Tenant. This Guaranty shall be construed as an absolute, continuing and unlimited guaranty of the covenants, conditions and obligations contained herein, without regard to regularity, validity, enforceability or any change, modification or amendment of any liability or obligation under the Lease.

Guarantor further represents to Landlord that as an inducement for Guarantor to enter into and execute this Guaranty, Guarantor has a financial interest in Tenant.

The Guarantor, by its execution of this Guaranty, waives and agrees, to the fullest extent permitted by law, not to assert or take advantage of (a) any defense that may arise by reason of the incapacity or lack of authority of Guarantor, and (b) demand, protest and notice of any other kind.

In furtherance of its obligations and liabilities hereunder, Guarantor covenants and agrees that it shall sign any further or additional documents that Landlord may reasonably request or demand, in order to evidence the obligations and liabilities of Guarantor under this Guaranty.

No waiver by Landlord of any default hereunder or under the Lease shall be effective unless in writing signed by Landlord, and such waiver shall not operate as a waiver of any other default or of the same default on a subsequent occasion. Furthermore, Landlord shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights, privileges and/or remedies hereunder or under the Lease, and the failure or forbearance of Landlord to demand strict compliance with this Guaranty or the Lease on one occasion shall not prejudice or be deemed or considered to have prejudiced its right to demand such compliance on any other occasion.

No assignment or transfer of the Lease or sublease of any space thereunder shall operate to extinguish, diminish or otherwise affect the liability of Guarantor under this Guaranty.

Guarantor further agrees to be responsible to Landlord for any expenses, including reasonable attorneys’ fees, incurred by Landlord in enforcing any obligations of Guarantor under this Guaranty or the Lease.

This Guaranty shall be construed and enforced under the laws of New York State.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal on the 19th day of December, 2017.

inTEST Corporation

By:	/s/ Hugh T. Regan, Jr.
Name:	Hugh T. Regan, Jr.
Title:	Treasurer & CFO

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